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                                                                    Exhibit 99.3

"WINNING TOGETHER"

                                                                       [GRAPHIC]


[LOGO OF RHODIA]              [LOGO OF CHIREX]

"ChiRex Inc. ("ChiRex") stockholders are advised to read the tender offer statement regarding the acquisition of ChiRex, referenced in the following documents, which will be filed by Rhodia and Cousin Acquisition, Inc. with Securities and Exchange Commission (the "SEC") and the related solicitation/recommendation statement which will be filed by ChiRex with the SEC. The tender offer statement (including an offer to purchase, letter of transmittal and related tender offer documents) and the solicitation/recommendation statement will contain important information which should be carefully read before any decision is made with respect to the offer. These documents will be made available to all stockholders of ChiRex, at no expense to them. These documents also will be available at no charge at the SEC's website at www.SEC.GOV."

"The following documents include certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current views and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those anticipated by such statements. Factors which could cause such differences in actual results include, among others (i) the risk that the Rhodia and ChiRex businesses not be integrated successfully, (ii) changes in the competitive and regulatory framework in which Rhodia and ChiRex operate, and (iii) general competitive and market factors on a global, regional and/or national basis."

[LOGO OF RHODIA]
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What's happening

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ChiRex, a leading provider of advanced development and manufacturing services to the pharmaceutical industry, has combined with Rhodia, a leading specialty chemicals company

[LOGO OF RHODIA]
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

What does each Company have?

ChiRex, the Drug Substance Cy

 .  Chemists
 .  3 Development Centers
 .  30 of the world's
   40 largest Pharma Companies as customers
 .  2 World-Class Manufacturing plants
 .  600 employees

Rhodia, a Leading Specialty Chemical Cy

 . 4 Development Centers
 . Large platform of basic R&D
 . Global presence
 . Back integration and security of supply chain
 . Financial solidity
 . 200 employees in exclusive synthesis

[LOGO OF RHODIA]
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Now, we are offering something even better

                                                                       [GRAPHIC]

[LOGO OF RHODIA]
                [LOGO OF CHIREX]                                               5
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Rhodia ChiRex will offer the most innovative and advanced platform of technology-based services to the pharmaceutical industry on a global basis

                                                                       [GRAPHIC]
[LOGO OF RHODIA]
                [LOGO OF CHIREX]                                               6
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We meet the full spectrum of customer needs from discovery to launch

                                     [GRAPH]

Discovery
IND
NDA
Launch
API Volume

                                    Rhodia

                                    CHIREX

Discovery Support
Synthesis Design
Route Development
Process Demonstration

Scale-up
Analytical Methods Development
FDA Document Preparation
Clinical Trial Supply

FDA Validation
Regulatory Support
Launch Supply
Post-launch Supply

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

We now have capabilities across the entire pharmaceutical product life cycle

                  Chemical       Base chemical
Drug discovery    progress        Intermediate               Advanced
  support        Development     building block            intermediates                 API                      Dosage form
              [X] Platform on                            [X] Process transfer
                  basic R&D                              [X] Biotechnologies
                                                                                   [X] Formulation
                                  [X] Scale-up                                     [X] development
                                  [X] continuous and                               [X] Expertise in solid
                                      multiproducts                                [X] finishing
                                  [X] reaction
                                      processes


[LOGO OF RHODIA]
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

We now have capabilities across the entire pharmaceutical product life cycle


                  Chemical       Base chemical
Drug discovery    process        Intermediate               Advanced
  support        Development     building blocks           intermediates                 API                      Dosage form
[X] Discovery     [X] Platform on                            [X] Process transfer
    support           basic R&D                              [X] Biotechnologies
[X] Route                                                                            [X] Formulation
    development                                              [X] FDA document            development
                                                                 preparation         [X] Expertise in solid
                                 [X] Scale-up                [X] Clinical Trial          finishing
                                 [X] continuous and              Supply
                                     multiproducts                                   [X] FDA Validation
                                 [X] reaction                                        [X] Regulatory Support
                                     processes                                       [X] Launch Supply

[LOGO OF RHODIA]
                [LOGO OF CHIREX] "Winning Together"  Juillet 2000             9

We have an expanded platform of proprietary technologies

                                                                       [GRAPHIC]

 . Kinetic resolution
 . Asymetric epoxydation
 . Asymetric reduction
 . Asymetric dihydroxylation
 . Amino acid technology
 . Aromatic bond-forming

[LOGO OF RHODIA]
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

We have an expanded platform of proprietary technologies

                                                                       [GRAPHIC]

 . Kinetic resolution
 . Asymetric epoxydation
 . Asymetric reduction
 . Asymetric dihydroxylation
 . Amino acid technology
 . Aromatic bond-forming

 . Chiral reduction and chiral
  catalytic hydrogenation
 . Soft fluorination
 . Enzymatic catalysis
 . Biaryles synthesis
 . Carbo anions cryogenic
  chemistry

[LOGO OF RHODIA]
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

We have an expanded platform of proprietary technologies

                                                                       [GRAPHIC]

                        . Process chemical engineering
                        . Scale up and industrialization
                        . Analyitical
                        . Catalysis

 . Kinetic resolution
 . Asymetric epoxydation
 . Asymetric reduction
 . Asymetric dihydroxylation
 . Amino acid technology
 . Aromatic bond-forming

 . Chirial reduction and chiral
  catalytic hydrogenation
 . Soft fluorination
 . Enzymatic catalysis
 . Biaryles synthesis
 . Carbo anions cryogenic
  chemistry

[LOGO OF RHODIA]
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

                     We have expanded our global presence

                                     [MAP]

Boston
Malvern
Dudley
Annan
Sales

() Pilot                      () Manufacturing                      () Sales

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

We have World-Class Development Facilities

                                     [MAP]

Annan (UK)
Avonmouth (UK)
Dudley (UK)
Boston (USA)
Malvern (USA)
Lyon (Fra)  (  )

[LOGO OF RHODIA]
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

We have World-Class Manufacturing Facilities

                                     [MAP]

of which 4 having cGMP facilities
Annan (UK)
Avonmouth (UK)
Dagenham (UK)
Dudley (UK)
Holmes-Chapel (UK)
Mulhouse (Fra)

[LOGO OF RHODIA]
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

We are committed to working with you in a flexible way

 . Every customer is important to us

 . We want projects of all sizes and all phases of pharmaceutical chain

 . We will deliver quality on time, to your expectations

                                                                       [GRAPHIC]

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

The key figures of Rhodia ChiRex

                                                                       [GRAPHIC]

 . 800 global staff

 . 140 chemists

 . 7 developpement centers

 . 4 plants (830 m3 cGMP reaction capacity)

 . Sales revenues: 180 US Millions $

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

                                                                       [GRAPHIC]

                     Rhodia ChiRex the leading provider of
                      innovative technology-based services
                         to the pharmaceutical industry

[LOGO OF RHODIA]  [LOGO OF CHIREX]
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A Results-Oriented Culture...

Winning Spirit
[PHOTO]

Taking Responsibility
[PHOTO]

Working Together
[PHOTO]

          The 3 key values of the Spirit of Rhodia ChiRex conveyed by:

                                Senior Management

                                 Group Policies

                            Global Change Initiatives

[LOGO OF RHODIA]
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

    Taking
Responsibility            The Spirit of Rhodia ChiRex

 . Individuals commit to:
    - express opinions while respecting those of others
    - accept decision-making for the common good
    - support and implement decisions taken
    - safety and respect for the environment

 . Welcome challenges, transforming them into opportunities

 . Base recognition on both results and behavior

 . Fulfill commitments and continuously improve performance

[LOGO OF RHODIA]
                [LOGO OF CHIREX] "Winning Together"  Juillet 2000             20

Working Together             The Spirit of Rhodia ChiRex

 .  Become stronger by sharing knowledge and experience
 . Enhance individual skills and encourage mobility throughout Rhodia . Promote networking and co-operation between teams
 .  Develop and use project structures and transversal programs
 .  Take pride in and communicate the successes of our teams

[LOGO OF RHODIA]
                [LOGO OF CHIREX] "Winning Together"  Juillet 2000             21
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Winning Spirit              The Spirit of Rhodia ChiRex

 .  Innovate, grow and create value to shape our future
 . Operate through accountable, autonomous and credible teams . Seize advantage through anticipation, speed and initiative . Reach leadership positions in each of our businesses
 .  Be proactive with customers and proud of our achievements

[LOGO OF RHODIA]
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

The Best is Yet To Come

                                                                       [GRAPHIC]

[LOGO OF RHODIA CHIREX]